EXHIBIT 26(k)

Opinion and Consent of Arthur D. Woods

TRANSAMERICA PREMIER LIFE INSURANCE COMPANY

4333 Edgewood Road, N.E.

Cedar Rapids, Iowa 52499-0001

October 1, 2014

Board of Directors

Transamerica Premier Life Insurance Company

WRL Series Life Account

4333 Edgewood Road, N.E.

Cedar Rapids, Iowa 52499-0001

Directors:

In my capacity as Vice President and Senior Counsel of Transamerica Premier Life Insurance Company, I have participated in the preparation and review of the Initial Registration Statement on Form N-6 filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933 for the purpose of changing the depositor of certain individual flexible premium variable life insurance policies (Transamerica® Associate Freedom Elite Builder or the “Policies”) that are funded through WRL Series Life Account (the “Separate Account,” File No. 811-4420) from Western Reserve Life Assurance Co. of Ohio to Transamerica Premier Life Insurance Company (formerly, Monumental Life Insurance Company). I have consulted with outside counsel and examined such documents and such law as I considered necessary and appropriate, and on the basis of such examination and consideration, it is my opinion that:

1.	Transamerica Premier Life Insurance Company has been duly organized under the laws of the State of Iowa and is a validly existing corporation.
2.	The Separate Account has been duly created and validly exists as a separate account pursuant to Iowa Insurance Law.
3.	Iowa Insurance Law Section 508A.1 provides that the portion of the assets of any such separate account equal to the reserves and other policy liabilities with respect to such separate account shall not be chargeable with liabilities arising out of any other business Transamerica Premier Life Insurance Company may conduct.
4.	The Policies, when issued as contemplated by the Registration Statement, are legal and binding obligations of Transamerica Premier Life Insurance Company in accordance with their terms.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of my name under “Legal Matters” in the Statement of Additional Information.

Very truly yours,

/s/ Arthur D. Woods
Arthur D. Woods, Esq. Vice President and Senior Counsel